Exhibit 10.36

FIRST AMENDMENT TO

GOODMAN GLOBAL, INC.

STOCKHOLDERS AGREEMENT

This First Amendment to the Stockholders Agreement (this “Amendment”), dated as of the [•] day of [•], 2006, by and between John B. Goodman (the “Goodman Representative”) and Apollo Management V, LP (the “Apollo Representative”), amends that certain Stockholders Agreement (the “Stockholders Agreement”), dated as of December 23, 2004, by and among the investors listed on Schedule I thereto (the “Goodman Investors”), Frio Holdings, LLC, a Delaware limited liability company (the “Initial Apollo Stockholder” and, together with any Apollo Transferee (as defined in the Stockholders Agreement) and, in each case, any transferee thereof, the “Apollo Stockholders”), and Goodman Global, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Stockholders Agreement.

R  E  C  I  T  A  L  S

WHEREAS, the Investors and the Company have entered into that certain Stockholders Agreement which sets forth their agreement with respect to certain matters relating to the operations of the Company and the disposition and voting of the Shares;

WHEREAS, the Investors and the Company desire to amend the Stockholders Agreement to provide for the survival and amendment of certain portions of the Stockholders Agreement that would otherwise terminate in the event of an Initial Public Offering of the Company; and

WHEREAS, pursuant to Section 7(d) of the Stockholders Agreement, the Stockholders Agreement may be amended with the written consent of the Apollo Representative and the Goodman Representative.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. AMENDMENTS TO STOCKHOLDERS AGREEMENT

(a) Section 2(a). Section 2(a) of the Stockholders Agreement is hereby deleted and replaced in its entirety with the following:

“Election of Directors. From and after the date hereof, the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all shares of capital stock of the Company Owned by them, required to include on the Board of Directors of the Company (the “Board”) at all times throughout the term of this Agreement, for so long as the

Initial Apollo Stockholder, any Affiliate thereof and the Goodman Investors, collectively, hold at least 50% of the outstanding Common Stock of the Company:

(A)	one representative designated by a majority in interest of the Goodman Investors (the “Goodman Director”); and

(B)	such other directors as may be designated by the Apollo Representative.

As of the date hereof, the Goodman Director shall be John B. Goodman.

(b) Section 3(c)(i). Section 3(c)(i) of the Stockholders Agreement is hereby deleted and replaced in its entirety with the following:

Limitations on Transfer. No Transfer of Shares will be made or permitted by any Goodman Investor (other than (i) to a Permitted Transferee or (ii) pursuant to a Public Offering or a Rule 144 Sale) unless such Goodman Investor desiring to make the Transfer (hereinafter referred to as the “Transferor”) shall have first made the offers to sell to the Company and then to the Apollo Representative as contemplated by this Section 3(c), and such offers shall not have been accepted.

(c) Section 3(e)(iv). Section 3(e)(iv) of the Stockholders Agreement is hereby deleted and replaced in its entirety with the following:

(iv) The Drag-Along Right will terminate on the date the Initial Apollo Stockholder, any Affiliate thereof, the Apollo Transferees and the Goodman Investors, collectively, cease to own at least 50% of the outstanding Common Stock of the Company; provided that, notwithstanding anything to the contrary contained herein, after the consummation of an Initial Public Offering, the Drag-Along Right shall not be enforceable against any Person to whom any Goodman Investor transferred Shares after the consummation of the Initial Public Offering.

(d) Section 5(a). Section 5(a) of the Stockholders Agreement is hereby deleted and replaced in its entirety with the following:

“Sections 3(a), (b) and (f) of this Agreement shall terminate upon the closing of an Initial Public Offering.

(e) Section 5(b). Section 5(b) of the Stockholders Agreement is hereby renumbered as Section 5(c) and a new Section 5(b) is hereby inserted as follows:

“Following the closing of an Initial Public Offering, if at any time the Initial Apollo Stockholder, any Affiliate thereof and the Goodman Investors, collectively, hold less than 50% of the outstanding Common Stock of the Company, Sections 3(c) and (d) of this Agreement shall terminate.”

(f) Section 6. The following new definitions are hereby added to Section 6 of the Stockholders Agreement in the appropriate alphabetical order:

Initial Public Offering: shall mean the initial underwritten public offering by the Company of shares of Common Stock.

Public Offering: shall mean any offering by the Company of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

Rule 144 Sale: shall mean a sale of Shares to the public through a broker, dealer or market-maker pursuant to Rule 144 under the Securities Act (or any successor rule or regulation).

Securities Act: shall mean the Securities Act of 1933, as amended.

2. MISCELLANEOUS

(a) Ratification and Interpretation. Except as expressly modified by the terms and conditions of this Amendment, each and every one of the terms and conditions of the Stockholders Agreement is hereby ratified and confirmed, and remains in full force and effect. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Stockholders Agreement, the terms and conditions of this Amendment shall govern.

(b) Entire Agreement; Amendment and Waiver. This Amendment together with the Stockholders Agreement and the Subscription Agreements constitute the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior understandings among such parties. This Amendment and the Stockholders Agreement may be amended, and the observance of any term of this Amendment or the Stockholders Agreement may be waived, with (and only with) the written consent of the Apollo Representative and the Goodman Representative.

(c) Severability. In the event that any part or parts of this Amendment or the Stockholders Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Amendment and the Stockholders Agreement which shall remain in full force and effect.

(d) Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Amendment as of the date first above written.

GOODMAN GLOBAL, INC.

By:
Name:
Title:

GOODMAN REPRESENTATIVE:

JOHN B. GOODMAN

APOLLO REPRESENTATIVE:

APOLLO MANAGEMENT V, LP

By:
Name:
Title: